Exhibit 99.1

FOR IMMEDIATE RELEASE

For Additional Information:

A. William Stein	Amy Cozamanis	Laurie Berman
Chief Financial Officer and	Investor/Analyst Information	General Information
Chief Investment Officer	Financial Relations Board	Financial Relations Board
Digital Realty Trust, Inc.	(310) 854-8314	(310) 854-8315
(415) 508-2849

DIGITAL REALTY TRUST, INC. REPORTS

FOURTH QUARTER AND YEAR-END 2004 FINANCIAL RESULTS

Menlo Park, Calif. (February 28, 2005) – Digital Realty Trust (NYSE: DLR) today announced financial results for its fourth quarter and year ended December 31, 2004. Digital Realty Trust commenced operations on November 3, 2004 in conjunction with the completion of its initial public offering on that same day. The financial results presented in this press release include the results of Digital Realty Trust, Inc. for the period from November 3, 2004 to December 31, 2004, as well as the combined results of Digital Realty Trust and its predecessor for the entire fourth quarter and full year ended December 31, 2004.

Fourth Quarter 2004 Results – Digital Realty Trust, Inc.

For the period from November 3, 2004 through December 31, 2004, Digital Realty Trust reported revenue of $25.3 million. Net loss for the same period was ($6.2) million, or ($0.30) per diluted share. Funds from operations (FFO) for the period from November 3, 2004 through December 31, 2004 was ($9.0) million, or ($0.17) per diluted share. These financial results do not include results of the Company’s predecessor from the period prior to Digital Realty Trust commencing operations on November 3, 2004. Digital Realty Trust’s net income and FFO for the period from November 3, 2004 through December 31, 2004 was impacted by a $17.9 million non-cash compensation charge incurred in connection with the grant of equity incentives to the Company’s management team in connection with the completion of its IPO.

FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFO should not be considered as a substitute for net income (loss) determined in accordance with GAAP as a measure of financial performance. A reconciliation from GAAP net income (loss) to FFO is included as an attachment to this press release.

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2730 SAND HILL ROAD, SUITE 280

MENLO PARK, CA 94025

650-233-3600

Digital Realty Trust, Inc. Reports Fourth Quarter And Year-End 2004 Financial Results

February 28, 2005

Fourth Quarter and Year-End 2004 Results – Combined Entity: Digital Realty Trust and Predecessor

For the full quarter period ended December 31, 2004, the combined entity reported revenue of $36.2 million. Net loss for the same period was ($5.4) million. For the full year ended December 31, 2004, the combined entity reported revenue of $107.1 million. Net income for the same period was $4.6 million.

Digital Realty Trust believes that the combined fourth quarter and full year financial results may not be indicative of the Company’s expected future operating performance because they include the impact of non-cash compensation charges recorded at the completion of the IPO and interest costs related to a substantially different capital structure, and do not reflect the full period impact of the Company’s post-IPO capital structure and the increased overhead costs associated with operating as a public company.

“The fourth quarter represented a significant milestone for Digital Realty Trust, as we commenced operations and completed a successful initial public offering,” said Richard Magnuson, Executive Chairman of Digital Realty Trust. “Because of our unique focus on the acquisition and management of technology-related properties, we believe Digital Realty Trust is well-positioned to successfully leverage improving trends in the absorption of corporate datacenter space and in the technology industry. We are very excited about our prospects in 2005 as we work to meet our growth objectives of aggressively managing and leasing-up our available space and completing strategic acquisitions that strengthen our portfolio.”

Balance Sheet Update

As a result of its acquisition program in 2004, Digital Realty Trust grew total assets to $1.0 billion at December 31, 2004, from $480 million for its predecessor at December 31, 2003. Cash and cash equivalents were $4.6 million at December 31, 2004 and total debt was $519.5 million. Stockholders’ equity at December 31, 2004 was $173.4 million.

Preferred Stock Offering

On February 9, 2005, Digital Realty Trust completed a preferred stock offering. Including the exercise of the underwriters’ over-allotment option, the Company sold a total of 4.14 million shares of its 8.50% Series A Cumulative Redeemable Preferred Stock for $25.00 per share. The preferred offering raised gross proceeds of approximately $103.5 million, a portion of which was used to repay borrowings under the Company’s existing line of credit.

“We’ve considerably strengthened our balance sheet over the last several months, emerging with a conservative and healthy capital structure that should allow us to meet our 2005 property acquisition targets,”

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Digital Realty Trust, Inc. Reports Fourth Quarter And Year-End 2004 Financial Results

February 28, 2005

said A. William Stein, Chief Financial Officer and Chief Investment Officer of Digital Realty Trust. “We recently swapped out more than $140 million of variable rate debt in favor of fixed, leaving our current floating rate debt exposure at approximately 14 percent of total debt, after giving effect to the use of proceeds from our preferred stock offering. Additionally, we have completed the refinancing of all of our near-term maturity debt, and we now have no significant maturities until 2008.”

Acquisition and Leasing Activity

Since its November 2004 initial public offering, Digital Realty Trust has acquired one property in Burbank, California for $16.6 million, and has two additional properties under contract for a total of $75.3 million. Upon closing on these two properties, which is expected during the first quarter of 2005, the Company’s property portfolio will span 26 properties and 6.4 million square feet. The Company’s properties are strategically located in 14 key technology markets throughout the United States and in England.

Since its November 2004 initial public offering, Digital Realty Trust has leased approximately 3,455 square feet of highly improved, technology space and more than 47,000 square feet of basic office space. Occupancy across Digital Realty’s property portfolio was 89% at December 31, 2004.

“We are very proud of what we’ve accomplished since our IPO,” said Michael Foust, Chief Executive Officer of Digital Realty Trust. “The Digital Realty Trust team has made solid progress, particularly in the areas of acquisitions and leasing, and we’re well on our way toward meeting our 2005 goals. As we continue throughout this year, we’ll be focused on completing additional strategic acquisitions, leasing-up more of our available space and increasing overall occupancy from current levels.

“We believe our ability to complete strategic acquisitions, combined with our financial strength and first mover advantage, should position us well to meet our 2005 objectives,” continued Mr. Foust. “In addition, with our attractive lease expiration profile and a management team with significant technology and real estate experience, we expect to be able to provide our shareholders with an attractive return and above average growth in 2005.”

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Digital Realty Trust, Inc. Reports Fourth Quarter And Year-End 2004 Financial Results

February 28, 2005

2005 Outlook

Digital Realty Trust’s management currently expects that FFO per share for the year ending December 31, 2005 will be between $1.33 and $1.37. A reconciliation of the range of projected net income to projected FFO for the year ending December 31, 2005 is below:

(In thousands, except per share data)
Net income before minority interest in operating partnership but after minority interest in consolidated joint ventures	$28,807	—	$30,185
Plus: Real estate related depreciation and amortization	49,413	—	49,919

Funds from operations	$78,220	—	$80,099
Less: Preferred stock dividends	(7,819)		(7,819)

FFO available to common stockholders and unit holders	$70,401	—	$72,280
FFO per share of common stock and unit outstanding	$1.33	—	$1.37

Total shares of common stock and units outstanding	52,943		52,943

This guidance above is based on the following assumptions as of the date of this press release:

•	Acquisitions for the full year totaling between $200 and $250 million, at a cap rate of 8.75% to 9.25%.

•	The lease-up of 150,000 to 200,000 square feet of basic office space at an average gross rent of $20 per square foot.

•	The lease-up of 15,000 to 20,000 square feet of highly improved technology space at an average gross rent of $60 per square foot.

Investor Conference Call Details

Digital Realty Trust will host a conference call to discuss its fourth quarter and full year results today, Monday, February 28, at 5:30 p.m. EST/2:30 p.m. PST. Investors are invited to participate on the call by dialing 800-240-7305 (domestic) or 303-262-2175 (international). Additionally, the call will be webcast live on the Investor Relations section of Digital Realty Trust’s website at www.digitalrealtytrust.com. For those who cannot participate on the live call or webcast, a replay of the webcast will be available in the Investor Relations section of Digital Realty Trust’s website at www.digitalrealtytrust.com.

About Digital Realty Trust, Inc.

Digital Realty Trust, Inc., traded on the New York Stock Exchange under the ticker symbol “DLR”, owns, acquires, repositions and manages technology-related real estate. The Company’s 24 properties contain applications and operations critical to the day-to-day operations of technology industry tenants and corporate

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Digital Realty Trust, Inc. Reports Fourth Quarter And Year-End 2004 Financial Results

February 28, 2005

enterprise datacenter tenants. Comprising approximately 5.7 million net rentable square feet, Digital Realty Trust’s property portfolio is located throughout the United States, with one property located in London, England. For additional information, please visit the Company’s website at www.digitalrealtytrust.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. The Company cautions investors that these forward-looking statements are based on management’s beliefs and assumptions made by, and information currently available to, management. The words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance. Additionally, they may be affected by known and unknown risks, trends, uncertainties and factors that are beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company expressly disclaims any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Some of the risks and uncertainties that may cause Digital Realty Trust’s actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following: adverse economic or real estate developments in the Company’s markets or the technology industry; general and local economic conditions; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax laws; environmental uncertainties; risks related to natural disasters; financial market fluctuations; changes in foreign currency exchange rates; and changes in real estate and zoning laws and increases in real property tax rates. The risks included here are not exhaustive, and additional factors could adversely affect the Company’s business and financial performance including factors and risks included in filings made by Digital Realty Trust to the Securities and Exchange Commission.

Financial Tables to Follow

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Digital Realty Trust, Inc. Reports Fourth Quarter And Year-End 2004 Financial Results

February 28, 2005

Digital Realty Trust, Inc.

Consolidated and Combined Statements of Operations

(In thousands, except per share amounts)

	Fourth Quarter 2004
	Digital Realty Trust, Inc. November 3, 2004 - December 31, 2004	The Predecessor* October 1, 2004 - November 2, 2004
	(unaudited)	(unaudited)
Revenues:
Rental	$21,232	$8,749
Tenant reimbursements	4,083	2,091
Other	30	20

	25,345	10,860

Expenses:
Rental property operating and maintenance	5,173	2,176
Property taxes	2,085	999
Insurance	472	224
Interest	5,547	3,110
Asset management fees to related party	—	266
Depreciation and amortization	7,373	3,203
General and administrative	20,725	49
Loss from early extinguishment of debt	283	—
Other	57	32

	41,715	10,059

Income (loss) before minority interests	(16,370)	801

Minority interests in consolidated joint ventures	13	(9)
Minority interests in operating partnership	(10,214)	—

Net income (loss)	$(6,169)	$810

Basic and diluted loss per share	$(0.30)

Weighted average common shares - basic and diluted	20,770,875

Weighted average common shares and units - basic and diluted	52,942,731

*	The Predecessor is comprised of the real estate activities and holdings of Global Innovation Partners, LLC, or GI Partners, related to the properties in Digital Realty Trust’s portfolio.

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Digital Realty Trust, Inc. Reports Fourth Quarter And Year-End 2004 Financial Results

February 28, 2005

Digital Realty Trust, Inc.

Consolidated and Combined Statements of Operations

(In thousands, except per share amounts)

	Full Year 2004
	Digital Realty Trust, Inc. November 3, 2004 - December 31, 2004	The Predecessor* January 1, 2004 - November 2, 2004
	(unaudited)	(unaudited)
Revenues:
Rental	$21,232	$67,876
Tenant reimbursements	4,083	12,146
Other	30	1,754

	25,345	81,776

Expenses:
Rental property operating and maintenance	5,173	13,801
Property taxes	2,085	7,249
Insurance	472	1,403
Interest	5,547	18,914
Asset management fees to related party	—	2,655
Depreciation and amortization	7,373	24,025
General and administrative	20,725	292
Net loss from early extinguishment of debt	283	—
Other	57	2,748

	41,715	71,087

Income (loss) before minority interests	(16,370)	10,689

Minority interests in consolidated joint ventures	13	(37)
Minority interests in operating partnership	(10,214)	—

Net income (loss)	$(6,169)	$10,726

Basic and diluted loss per share	$(0.30)

Weighted average common shares - basic and diluted	20,770,875

Weighted average common shares and units - basic and diluted	52,942,731

*	The Predecessor is comprised of the real estate activities and holdings of Global Innovation Partners, LLC, or GI Partners, related to the properties in Digital Realty Trust’s portfolio.

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Digital Realty Trust, Inc. Reports Fourth Quarter And Year-End 2004 Financial Results

February 28, 2005

Digital Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Funds From Operations (FFO)

(In thousands, except per share amounts)

Reconciliation of net income (loss) to FFO:
Net loss	$(6,169)
Plus minority interests in operating partnership	(10,214)
Plus real estate related depreciation and amortization	7,369

FFO	$(9,014)

FFO per share and unit	$(0.17)

Total common stock and units outstanding	52,943

Note Regarding Funds From Operations

Digital Realty Trust calculates Funds from Operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. Digital Realty Trust also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance.

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Digital Realty Trust, Inc. Reports Fourth Quarter And Year-End 2004 Financial Results

February 28, 2005

Digital Realty Trust, Inc.

Consolidated and Combined Balance Sheets

(In thousands, except per share amounts)

	Digital Realty Trust, Inc. December 31, 2004	The Predecessor December 31, 2003
	(unaudited)	(audited)
Assets
Investments in real estate	$818,388	$404,763
Accumulated depreciation and amortization	(30,976)	(13,026)

Net investments in real estate	787,412	391,737
Cash and cash equivalents	4,557	5,174
Accounts and other receivables	3,051	1,139
Deferred rent	12,236	5,178
Acquired above market leases, net	43,947	11,432
Acquired in place lease value and deferred leasing costs, net	136,721	59,477
Deferred financing costs, net	8,236	3,396
Restricted cash	14,794	651
Other assets	2,920	1,514

Total Assets	$1,013,874	$479,698

Liabilities and Stockholders’ and Owner’s Equity
Notes payable under line of credit	$44,000	$44,436
Mortgage loans	453,498	213,429
Other secured loans	22,000	40,000
Accounts payable and other accrued liabilities	12,789	7,117
Accrued dividends and distributions	8,276	—
Acquired below market leases, net	37,390	19,258
Security deposits and prepaid rents	6,276	3,267
Asset management fees payable to related party	—	796

Total liabilities	584,229	328,303
Minority interests in consolidated joint ventures	997	3,444
Minority interests in operating partnership	255,212	—
Stockholders’ and owner’s equity:
Common Stock; $.01 par value; 100,000,000 authorized, 21,421,300 shares issued and outstanding	214	—
Additional paid in capital	182,514	—
Dividends in excess of earnings	(9,516)	—
Accumulated other comprehensive income	224	305
Owner’s equity	—	147,646

Total stockholders’ and owner’s equity	173,436	147,951

Total liabilities, stockholders’ and owner’s equity	$1,013,874	$479,698

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